EXHIBIT 10.2

PROMISSORY NOTE

October 15, 2021

FOR VALUE RECEIVED, Trident Brands Incorporated, a Nevada corporation (the “Company”), promises to pay to Anthony Pallante, an individual (the “Holder”), or his registered assignees, the principal sum of Twenty Thousand One Hundred and 72/100 Dollars ($20,100.72) or such lesser amount as shall equal the outstanding principal amount hereof (to be wired as per the wiring information in Exhibit A), together with interest from the date of this Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal and accrued interest shall be due and payable upon demand by the Holder six (6) months from the date of this Note (the “Due Date”). With Holder’s prior written consent, this Note may be prepaid in whole or in part without penalty at any time prior to the Due Date.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Interest. Accrued interest on this Note shall be payable on the Due Date.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay, within five (5) days after the Company’s receipt of the Holder’s written notice of such failure to pay, any outstanding principal and accrued and unpaid interest on the Due Date; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

3. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding principal and accrued and unpaid interest to be immediately due and payable. Upon the occurrence or existence of any Event of Default described in Sections 2(b) and 2(c), immediately and without notice, all outstanding principal and accrued but unpaid interest shall automatically become immediately due and payable. Additionally, upon the occurrence of any Event of Default, the outstanding principal balance of this Note shall bear interest (“Default Interest”) while such default exists at the greater of: (a) eighteen percent (18%) per annum and (b) the maximum legally permissible rate (the “Default Rate”).

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4. Waiver and Amendment. Any provision of this Note may only be amended, waived or modified upon the written consent of the Company and Holder.

5. Assignment. This Note and the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company only with the prior written consent of the Holder, which may be withheld in its sole and absolute discretion. This Note and the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Holder at any time and shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

7. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

8. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

9. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

10. Severability. In case any one or more of the provisions contained in this Agreement shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Agreed and accepted.

HOLDER		TRIDENT BRANDS INCORPORATED

By:	/s/ Anthony Pallante	By:	/s/ Michael Friedman
Name:	Anthony Pallante	Name:	Michael Friedman
Its:		Title:	President & CEO

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